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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G dated May 14, 1999 with respect to the Class A Common Stock of the Cabot Oil & Gas Corporation, is, and any amendments thereto (including amendments on Schedule
13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.


Date:  May 14, 1999                      LOUIS M. BACON


                                         By: /S/ STEPHEN R. NELSON
                                             -----------------------------------
                                             Name:   Stephen R. Nelson
                                             Title:  Attorney-in-Fact


                                         MOORE CAPITAL MANAGEMENT, INC.


                                         By: /S/ STEPHEN R. NELSON
                                             -----------------------------------
                                             Name:   Stephen R. Nelson
                                             Title:  Attorney-in-Fact